Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Advisor Funds on Form N-1A ("Registration Statement") of our reports dated February 25, 2008, February 25, 2008, February 25, 2008 and February 29, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to the Shareholders of DWS RREEF Real Estate Securities Fund, Tax Free Money Fund Investment, NY Tax Free Money Fund and DWS RREEF Global Real Estate Securities Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2008